SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2006

Colombia Goldfields Ltd.
(Exact name of registrant as specified in its charter)

Delaware	000-51013	76-0730088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

#208-8 King Street East, Toronto, Ontario Canada	M5C 1B5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 203-3856

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On January 12, 2006, we entered into a Stock Purchase Agreement with Investcol Limited ("Investol") and RNC (Colombia) Limited (the "Agreement"). RNC is a subsidiary of Investcol that is the beneficial holder of 94.99% of the issued and outstanding stock of Compania Minera de Caldas S.A. ("Caldas"), a Colombia corporation that (i) owns certain mining rights, (ii) has options to acquire mining rights and (iii) has exclusive rights to evaluate certain properties, all located in the Zona Alta portion of the Marmato project in Colombia. Pursuant to this Agreement, we acquired 75% of the issued and outstanding stock of RNC (Colombia) Limited, a Belize corporation ("RNC") and have an option to acquire the remaining 25% of the issued and outstanding stock of RNC. On December 14, 2006, the parties executed the Second Amendment to the Stock Purchase Agreement (the “Second Amendment”) in order to revise the consideration required to exercise our option to acquire the remaining 25% of the issued and outstanding stock of RNC.

Subject to the revised terms set forth in the Second Amendment, we have the option to acquire an additional 15% interest in RNC, resulting in us owning 90% of RNC, in exchange for the issuance of 4,000,000 shares of our common stock to Investcol.

In connection with the execution of the Second Amendment, we exercised our option to acquire an additional 15% interest in RNC, resulting in us owning 90% of RNC. In consideration for the acquisition of this additional 15% interest in RNC, we issued to Investcol 4,000,000 shares of our common stock.

The revised terms set forth in the Second Amendment also provide that we have the option to acquire the remaining 10% interest in RNC until May 1, 2009, resulting in us owning 100% of RNC, in exchange for the purchase price of $15,000,000. This payment can be made in either cash, shares of our common stock, or any combination thereof. Any shares issued shall be valued at 90% if the average closing price of our common stock as reported on a national securities exchange or national market or quotation system over the 30 day period immediately preceding the deliver of notice to Investcol of our intent to exercise this option.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

On December 14, 2006, we issued 4,000,000 shares of our common stock to Investcol Limited as the consideration for the exercise of our option to acquire an additional fifteen percent (15%) of the issued and outstanding stock of RNC, resulting in us owning 90% of RNC. These shares were issued pursuant to Section 4(2) of the Securities Act. We did not engage in any general solicitation or advertising. The stock certificate was issued with the appropriate legends affixed to the restricted stock.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Second Amendment to Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Colombia Goldfields Ltd.

/s/ J. Randall Martin
J. Randall Martin
Chief Executive Officer
Date: December 15, 2006